Exhibit 99.1

Apple Reports Third Quarter Results

Company Revenue Sets June Quarter Record

Services Revenue Reaches New All-Time High

CUPERTINO, California — July 30, 2019 — Apple® today announced financial results for its fiscal 2019 third quarter ended June 29, 2019. The Company posted quarterly revenue of $53.8 billion, an increase of 1 percent from the year-ago quarter, and quarterly earnings per diluted share of $2.18, down 7 percent. International sales accounted for 59 percent of the quarter’s revenue.

“This was our biggest June quarter ever — driven by all-time record revenue from Services, accelerating growth from Wearables, strong performance from iPad and Mac and significant improvement in iPhone trends,” said Tim Cook, Apple’s CEO. “These results are promising across all our geographic segments, and we’re confident about what’s ahead. The balance of calendar 2019 will be an exciting period, with major launches on all of our platforms, new services and several new products.”

“Our year-over-year business performance improved compared to the March quarter and drove strong operating cash flow of $11.6 billion,” said Luca Maestri, Apple’s CFO. “We returned over $21 billion to shareholders during the quarter, including $17 billion through open market repurchases of almost 88 million Apple shares, and $3.6 billion in dividends and equivalents.”

Apple is providing the following guidance for its fiscal 2019 fourth quarter:

•	revenue between $61 billion and $64 billion

•	gross margin between 37.5 percent and 38.5 percent

•	operating expenses between $8.7 billion and $8.8 billion

•	other income/(expense) of $200 million

•	tax rate of approximately 16.5 percent

Apple’s board of directors has declared a cash dividend of $0.77 per share of the Company’s common stock. The dividend is payable on August 15, 2019 to shareholders of record as of the close of business on August 12, 2019.

Apple will provide live streaming of its Q3 2019 financial results conference call beginning at 2:00 p.m. PDT on July 30, 2019 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investors relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company's products, including cellular network carriers and other resellers; the inventory and other asset risks associated with the Company’s need to order, or commit to order, product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company's business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; the ability of the Company to manage risks associated with its international activities, including complying with laws and regulations affecting the Company’s international operations; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company's business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2019 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales:
Products	$42,354	$43,095	$162,354	$173,546
Services	11,455	10,170	33,780	29,149
Total net sales (1)	53,809	53,265	196,134	202,695
Cost of sales:
Products	29,473	28,956	109,758	113,467
Services	4,109	3,888	12,297	11,473
Total cost of sales	33,582	32,844	122,055	124,940
Gross margin	20,227	20,421	74,079	77,755

Operating expenses:
Research and development	4,257	3,701	12,107	10,486
Selling, general and administrative	4,426	4,108	13,667	12,489
Total operating expenses	8,683	7,809	25,774	22,975

Operating income	11,544	12,612	48,305	54,780
Other income/(expense), net	367	672	1,305	1,702
Income before provision for income taxes	11,911	13,284	49,610	56,482
Provision for income taxes	1,867	1,765	8,040	11,076
Net income	$10,044	$11,519	$41,570	$45,406

Earnings per share:
Basic	$2.20	$2.36	$8.92	$9.07
Diluted	$2.18	$2.34	$8.86	$8.99
Shares used in computing earnings per share:
Basic	4,570,633	4,882,167	4,660,175	5,006,640
Diluted	4,601,380	4,926,609	4,691,759	5,050,963

(1) Net sales by reportable segment:
Americas	$25,056	$24,542	$87,592	$84,576
Europe	11,925	12,138	45,342	47,038
Greater China	9,157	9,551	32,544	40,531
Japan	4,082	3,867	16,524	16,572
Rest of Asia Pacific	3,589	3,167	14,132	13,978
Total net sales	$53,809	$53,265	$196,134	$202,695

(1) Net sales by category:
iPhone	$25,986	$29,470	$109,019	$128,133
Mac	5,820	5,258	18,749	17,858
iPad	5,023	4,634	16,624	14,397
Wearables, Home and Accessories	5,525	3,733	17,962	13,158
Services	11,455	10,170	33,780	29,149
Total net sales	$53,809	$53,265	$196,134	$202,695

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	June 29, 2019	September 29, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$50,530	$25,913
Marketable securities	44,084	40,388
Accounts receivable, net	14,148	23,186
Inventories	3,355	3,956
Vendor non-trade receivables	12,326	25,809
Other current assets	10,530	12,087
Total current assets	134,973	131,339

Non-current assets:
Marketable securities	115,996	170,799
Property, plant and equipment, net	37,636	41,304
Other non-current assets	33,634	22,283
Total non-current assets	187,266	234,386
Total assets	$322,239	$365,725

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$29,115	$55,888
Other current liabilities	31,673	33,327
Deferred revenue	5,434	5,966
Commercial paper	9,953	11,964
Term debt	13,529	8,784
Total current liabilities	89,704	115,929

Non-current liabilities:
Term debt	84,936	93,735
Other non-current liabilities	51,143	48,914
Total non-current liabilities	136,079	142,649
Total liabilities	225,783	258,578

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,531,395 and 4,754,986 shares issued and outstanding, respectively	43,371	40,201
Retained earnings	53,724	70,400
Accumulated other comprehensive income/(loss)	(639)	(3,454)
Total shareholders’ equity	96,456	107,147
Total liabilities and shareholders’ equity	$322,239	$365,725

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	June 29, 2019	June 30, 2018
Cash, cash equivalents and restricted cash, beginning balances	$25,913	$20,289
Operating activities:
Net income	41,570	45,406
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	9,368	8,149
Share-based compensation expense	4,569	3,995
Deferred income tax benefit	(38)	(33,109)
Other	(340)	(410)
Changes in operating assets and liabilities:
Accounts receivable, net	9,013	3,756
Inventories	496	(1,114)
Vendor non-trade receivables	13,483	5,536
Other current and non-current assets	693	(65)
Accounts payable	(19,804)	(10,410)
Deferred revenue	(776)	(73)
Other current and non-current liabilities	(8,753)	36,250
Cash generated by operating activities	49,481	57,911
Investing activities:
Purchases of marketable securities	(21,902)	(56,133)
Proceeds from maturities of marketable securities	26,783	46,290
Proceeds from sales of marketable securities	49,516	41,614
Payments for acquisition of property, plant and equipment	(7,718)	(10,272)
Payments made in connection with business acquisitions, net	(611)	(431)
Purchases of non-marketable securities	(632)	(1,788)
Proceeds from non-marketable securities	1,526	310
Other	(268)	(523)
Cash generated by investing activities	46,694	19,067
Financing activities:
Proceeds from issuance of common stock	391	328
Payments for taxes related to net share settlement of equity awards	(2,626)	(2,267)
Payments for dividends and dividend equivalents	(10,640)	(10,182)
Repurchases of common stock	(49,453)	(53,634)
Proceeds from issuance of term debt, net	—	6,969
Repayments of term debt	(5,500)	(6,500)
Repayments of commercial paper, net	(2,026)	(10)
Other	(83)	—
Cash used in financing activities	(69,937)	(65,296)
Increase in cash, cash equivalents and restricted cash	26,238	11,682
Cash, cash equivalents and restricted cash, ending balances	$52,151	$31,971
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$11,795	$8,819
Cash paid for interest	$2,563	$2,120